                                                                     Exhibit 1.1

                            APROPOS TECHNOLOGY, INC.

                              3,200,000 Shares/1/

                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                          , 2000

CHASE SECURITIES INC.
SG COWEN SECURITIES CORPORATION
U.S. BANCORP PIPER JAFFRAY INC.
  c/o Chase Securities Inc.
  One Bush Street
  San Francisco, CA 94104

Ladies and Gentlemen:

       Apropos Technology, Inc., an Illinois corporation (herein called the Company), proposes to issue and sell 3,200,000 shares of its authorized but unissued Common Shares, $0.01 par value (herein called the Common Stock), (said 3,200,000 shares of Common Stock being herein called the Underwritten Stock). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to 240,000 additional shares of Common Stock (herein called the Company Option Stock) and the shareholder of the Company named in
Schedule II hereto (herein called the Selling Securityholder) proposes to grant to the Underwriters an option to purchase up to 240,000 additional shares of Common Stock (herein called the Selling Securityholder Option Stock, together with the Company Option Stock, herein collectively called the Option Stock and the Option Stock, together with the Underwritten Stock, herein collectively called the Stock). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned. Chase Securities Inc. (herein called Chase) has agreed to reserve a portion of the Underwritten Stock to be purchased by it under this Agreement for sale to the Company's directors, officers, employees and business associates and other parties related to the Company (herein collectively called Participants), as set forth in the Prospectus under the heading "Underwriting" (such program herein called the Directed Share Program). The Shares to be sold by Chase pursuant to the Directed Share Program are referred to hereinafter as the Directed Shares. Any Directed Shares not orally confirmed for purchase by any Participants by the


----------------
     /1/ Plus an option to purchase from the Company up to 240,000 additional shares and from the Selling Securityholder up to 240,000 additional shares to cover over-allotments.

end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

       The Company and the Selling Securityholder severally hereby confirm the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the Underwriters, which term shall also include any underwriter purchasing Stock pursuant to Section 3(b) hereof). You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

       1. Registration Statement. The Company has filed with the Securities and Exchange Commission (herein called the Commission) a registration statement on Form S-1 (No. 333-90873), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (herein called the Securities Act) of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

       The term Registration Statement as used in this agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (herein called the Effective
Date), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term Prospectus as used in this Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term Preliminary Prospectus as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

       The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

       2. Representations and Warranties of the Company and the Selling Securityholder.

       (a)  The Company hereby represents and warrants as follows:

       (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and as being conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole).

       (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been a Material Adverse Change (as defined below), other than as set forth in the Registration Statement and the Prospectus, and since such dates, except in the ordinary course of business, neither the Company nor any of its subsidiaries has entered into any material transaction not referred to in the Registration Statement and the Prospectus. As used herein, Material Adverse Change shall mean a materially adverse change in the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

       (iii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

            Each of the Registration Statement and any Rule 462(b) registration statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) registration statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

       (iv) The Stock is duly and validly authorized, is (or, in the case of shares of the Stock to be sold by the Company, will be, when issued and sold to, and paid for by, the Underwriters as provided herein) duly and validly issued, fully paid and nonassessable and conforms to the description thereof in the Prospectus. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the transfer and sale of the Stock to be sold by the Selling Securityholder or the issuance and sale of the Stock as contemplated herein.

       (v) Prior to the Closing Date the Stock to be issued and sold by the Company and the Stock to be sold by the Selling Securityholder will be authorized for listing by the Nasdaq National Market upon official notice of issuance.

       (vi) Ernst & Young LLP, the accountants who certified the consolidated financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

       (vii) The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company at the dates indicated and the results of its operations and its cash flows for the periods specified. Such consolidated financial statements have been prepared in conformity with generally accepted accounting principles (herein called GAAP) applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected consolidated financial data and the summary consolidated financial data included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement.

       (viii) Each subsidiary of the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Change; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

  (ix) The information set forth under the caption "Capitalization" in the Prospectus is true and correct in all material respects. All of the Stock conforms in all material respects to the description thereof contained in the Registration Statement. The form of certificates for the Stock conforms to the legal requirements of the State of Illinois.

  (x) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles.

  (xi) Neither the Company nor any of its subsidiaries is in violation of its Articles of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (herein called the Agreements and Instruments) except for such defaults that would not result in a Material Adverse Change; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Stock and the use of the proceeds from the sale of the Stock as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or, except as set forth in the Registration Statement, Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Change), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a Repayment Event means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

  (xii) No material labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Change.

  (xiii) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Change, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Change.

  (xiv) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

  (xv) To its knowledge and except as described in the Registration Statement or the Prospectus, the Company together with its subsidiaries owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (herein called Patent and Proprietary Rights) currently or proposed to be employed by it in connection with its business. Except as described in the Registration Statement or the Prospectus, neither the Company nor any of its subsidiaries has received any notice of or has any knowledge of any infringement or misappropriation of or conflict with asserted rights of others with respect to any Patent or Proprietary Rights, or of any facts which would render any Patent or Proprietary Rights invalid or inadequate to protect the interest of the Company or its subsidiaries therein, and which infringement, misappropriation or conflict or invalidity or inadequacy, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Change.

  (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Stock hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, or the rules and regulations promulgated thereunder, or state or foreign securities laws or pursuant to the regulations of the National Association of Securities Dealers, Inc. (the NASD).

       (xvii) The Company and its subsidiaries possess all material permits, licenses, approvals, consents and other authorizations (herein called Governmental Licenses) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in Material Adverse Change; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Change; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Change.

       (xviii) Neither the Company nor its subsidiaries owns any real property. The Company and its subsidiaries have good and marketable title to all other properties and assets owned by them and reflected in the financial statements, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus (b) are reflected in the financial statements included in the Prospectus, or (c) do not, singly or in the aggregate, materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

       (xix) Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Change, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof currently in effect, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (herein called Hazardous Materials) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (herein called Environmental Laws), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
       (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

       (xx) Except with respect to the registration rights of the holders of the Company's Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares and the warrant holders as described in the Registration Statement, which registration rights have been waived by such holders, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or, except as disclosed in the Prospectus, otherwise registered by the Company under the Securities Act.

       (xxi) The Company and each of its subsidiaries have filed all necessary federal, state, local and foreign income, payroll, franchise and other tax returns (after giving effect to extensions) and have paid all taxes shown as due thereon or with respect to any of its properties, and there is no tax deficiency that has been, or to the knowledge of the Company is likely to be, asserted against the Company, any of its subsidiaries or any of their properties or assets that would result in a Material Adverse Change.

       (xxii) The Company and each of its subsidiaries is insured by insurers of national recognition against such losses and risks and in such amounts as the Company believes is customary for companies engaged in the Company's business.

       (xxiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

       (xxiv) To the best of the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, including, without limitation, the Foreign Corrupt Practices Act.

       (xxv) To the best of the Company's knowledge, the Company has paid all material tariff, custom, import, export and other duties required to be paid by it (if any) in connection with the exportation of products from the country of manufacture, the importation of products into the United States, the exportation of products from the United States and the importation of products into another country and has provided all appropriate authorities with the requisite information, all of which, to the best of the Company's knowledge, is true and correct, necessary for the proper determination of the foregoing.

       (xxvi) The Company and each member of its Control Group (as defined below) is in compliance in all material respects with all presently applicable provisions of the U.S. Employee Retirement Income Security Act of 1974, as amended (herein called ERISA), and the regulations and published interpretations thereunder; no "reportable event" (as defined in ERISA and the regulations and published interpretations thereunder) has occurred with respect to any material "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company or any member of its Control Group; neither the Company nor any member of its Control Group has incurred nor expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Section 412 or 4971 of the U.S. Internal Revenue Code of 1986, as amended (hereinafter called the Code); and each material "pension plan" established or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and has received a favorable determination letter as to its qualification and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. For purposes of this subsection, "Control Group" is defined to include any entity which is part of a group which includes the Company and is treated as a single employer under Section 414 of the Code.

       (xxvii) The Stock has been approved for listing on the Nasdaq National Market.

       (xxviii) The Company has not incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated hereby.

       (xxix) The Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, is distributed by the Company in connection with the Directed Share Program.

       (xxx) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those already obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered by the Company.

       (xxxi) The Company has not offered, or caused Chase to offer, Stock to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

       (b) The Selling Securityholder hereby represents and warrants as follows:

       (i) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (i) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus.

       (ii) Such Selling Securityholder has good and marketable title to all the shares of Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to deliver the same hereunder, subject, in the case of such Selling Securityholder, to the rights of [ ], as Custodian (herein called the Custodian), and that upon the delivery of and payment for such shares of the Stock hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

       (iii) Certificates in negotiable form for the shares of the Stock to be sold by such Selling Securityholder have been placed in custody under a Custody Agreement for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder or the occurrence of any other event; if any such death, incapacity or other such event should occur before the delivery of such shares of the Stock hereunder, certificates for such shares of the Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity or other event.

     3.   Purchase of the Stock by the Underwriters.

     (a)  On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell 3,200,000 shares of the Underwritten Stock to the several Underwriters, and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in Schedule
I.  The price at which such shares of Underwritten Stock shall be sold by the
Company and purchased by the several Underwriters shall be $[          ] per
share. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of shares of the Underwritten Stock which represents the same proportion of the total number of shares of the Underwritten Stock to be sold by the Company and pursuant to this Agreement as the number of shares of the Underwritten Stock set forth opposite the name of such Underwriter in Schedule I hereto represents of the total number of shares of the Underwritten Stock to be purchased by all Underwriters pursuant to this Agreement, as adjusted by you in such manner as you deem advisable to avoid fractional shares. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this
Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

     (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the shares which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company or the Selling Securityholder to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company or the Selling Securityholder. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to 240,000 shares in the aggregate of the Company Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock, and the Selling Securityholder grants an option to the several Underwriters to purchase, severally and not jointly, up to 240,000 shares in the aggregate of the Selling Securityholder Option Stock from the Selling Securityholder at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. If the underwriters exercise the option for less than all of the shares of Option Stock, the Underwriters shall purchase from each of the Company and the Selling Securityholder an equal number of shares of Option Stock. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

       4.   Offering by Underwriters.

       (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

       (b) The information set forth under "Underwriting" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Stock filed by the Company (insofar as such information relates to the Underwriters) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, and the Prospectus, and you on behalf of the respective Underwriters represent and warrant to the Company that the statements made therein are correct.

       5.   Delivery of and Payment for the Stock.

       (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of McDermott, Will & Emery, 227 W. Monroe Street, Chicago, Illinois 60606, at 8:00 a.m., Chicago time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the Closing Date.

       (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of McDermott, Will & Emery, 227 W. Monroe Street, Chicago, Illinois 60606, at 8:00 a.m., Chicago time, on the third business day after the exercise of such option.

       (c) Payment for the Stock purchased from the Company shall be made to the Company or its order, and payment for any Stock purchased from the Selling Securityholder shall be made to the Custodian, for the account of the Selling Securityholder, in each case by one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 3:00 p.m., New York time, on the business day preceding the date of purchase.

       It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company and the Selling Securityholder for Stock to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

       6. Further Agreements of the Company and the Selling Securityholder. Each of the Company and the Selling Securityholder respectively covenants and agrees as follows:

       (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and
(ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

       (b)  The Company will promptly notify each Underwriter in the event of
(i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose, (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or (v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

       (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the

Securities Act.

       (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

       (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

       (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

       (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to shareholders of the Company and of all information, documents and reports filed with the Commission.

       (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

       (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. (herein called the NASD) of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees. The Selling Securityholder will pay any transfer taxes incident to the transfer to the Underwriters of the shares the Stock being sold by such Selling Securityholder.

       (j) The Company agrees to reimburse you, for the account of the several Underwriters, for blue sky fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and in the review of the offering by the NASD; provided, however, that such reimbursement shall not exceed $20,000 in the aggregate.

       (k) The Company agrees to pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

       (l) The provisions of paragraphs (i), (j) and (k) of this Section are intended to relieve the Underwriters from the payment of the expenses and costs which the Company and the Selling Securityholder hereby agree to pay and shall not affect any agreement which the Company and the Selling Securityholder may make, or may have made, for the sharing of any such expenses and costs.

       (m) The Company and the Selling Securityholder hereby irrevocably agree that neither the Company nor such Selling Securityholder, as the case may be, will, directly or indirectly, sell, offer, contract to sell, sell any option, right or warrant to purchase, transfer the economic risk or ownership in, make any short sale, pledge, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Chase Securities Inc., acting alone, or of each of the Representatives of the Underwriters, acting jointly, for a period of 180 days following the effective date of the Registration Statement. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans and stock purchase plan of the Company (the "Option Plans") or upon the exercise of warrants outstanding as of the date hereof, all as described in "Capitalization" in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

       (n) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event, unless in the opinion of counsel for the Company, the dissemination of such press release or other public statement would violate applicable securities laws.

       (o) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

       (p) The Company will place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by the NASD under its Interpretative Material 2110-1(d).

       (q) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

       7.   Indemnification and Contribution.

       (a) Subject to the provisions of paragraph (f) of this Section 7, the Company and the Selling Securityholder jointly and severally agree to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (herein called the Exchange Act), or the common law or otherwise, and the Company and the Selling Securityholder jointly and severally agree to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company and the Selling Securityholder contained in this paragraph (a) shall not apply to any such losses, claims, damages, liabilities or expenses if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof, and (3) the Selling Securityholder shall only be liable under this paragraph with respect to (A) information pertaining to such Selling Securityholder furnished by or on behalf of such Selling Securityholder expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or (B) facts that would constitute a breach of any representation or warranty of such Selling Securityholder set forth in Section 2(b) hereof. The indemnity agreements of the Company and the Selling Securityholder contained in this paragraph (a) and the representations and warranties of the Company and the Selling Securityholder contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

       (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each of its directors, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, and the Selling Securityholder from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of such indemnifying Underwriter for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

       (c)  Each party indemnified under the provisions of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (herein called the Notice) of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement, except as specifically provided in paragraph (d) of this Section. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (herein called the Notice of Defense) to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Chase, in the case of parties indemnified pursuant to paragraph (a) of this Section 7, and by the Company, in the case of parties indemnified pursuant to paragraph (b) of this Section 7. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that
(A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

       (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the Selling Securityholder and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

  The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph
(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought. No contribution provided for hereunder shall be available to any party who shall fail to give such written notice if the party to whom such notice was not given was unaware of the legal proceeding to which the notice would have related and was prejudiced by the failure to give notice, but the omission so to notify such party or parties of any such service shall not relieve such party or parties from whom contribution may be sought from any liability which it or they may have to each party entitled to contribution or otherwise (except as specifically provided in paragraph (c) of this Section 7).

       (e) Neither the Company nor the Selling Securityholder will, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

       (f) The liability of the Selling Securityholder under such Selling Securityholder's representations and warranties contained in paragraph (b) of
Section 2 hereof and under the indemnity and reimbursement agreements contained in the provisions of this Section 7 and Section 12 hereof shall be limited to an amount equal to the initial public offering price of the Stock sold by such Selling Securityholder to the Underwriters. The Company and the Selling Securityholder may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.

       8.   Directed Share Program Indemnification and Contribution.

       (a) The Company agrees to indemnify and hold harmless Chase and each person, if any, who controls Chase within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (herein called the Chase Entities), from and against any and all losses, claims, damages or liabilities
(i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or
(iii) related to, arising out of, or in connection with the Directed Share Program, including those arising out of any violation or alleged violation of the Act or out of any rescission right of any person in respect thereof, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Chase Entities.

       (b) Upon the service of a summons or other initial legal process upon any Chase Entity in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be sought pursuant to

Section 8(a), the Chase Entity seeking indemnity will promptly give Notice of such service or notification to the Company. No indemnification provided for in
Section 8(a) shall be available to any Chase Entity who shall fail so to give the Notice to the Company if the Company was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was prejudiced by the failure to give the Notice, but the omission so to notify the Company of any such service or notification shall not relieve the Company from any liability shich it may have to any such Chase Entity for contribution or otherwise than on account of such indemnity agreement in Section 8(a) (except as specifically provided in paragraph (c) of this Section 8). Any Chase Entity shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, such Chase Entity. The Company shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving a Notice of Defense to any such Chase Entity, to assume the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the Company, by counsel chosen by the Company and reasonably satisfactory to such Chase Entity; provided, however, that (i) if any such Chase Entity reasonably determines that there may be a conflict between the positions of the Company and of any such Chase Entity in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such Chase Entity different from or in addition to those available to the Company, then counsel for such Chase Entity shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of such Chase Entity and (ii) in any event, the Chase Entity shall be entitled to have counsel chosen by such Chase Entity participate in, but not conduct, the defense. It is understood that the Company shall not, in respect of the legal expenses of any such Chase Entity in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such Chase Entities and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by such Chase Entity. If, within a reasonable time after receipt of the Notice, the Company gives a Notice of Defense in connection with this
Section 8 and the counsel chosen by the Company is reasonably satisfactory to the Chase Entity, the Company will not be liable under this Section 8 for any legal or other expenses subsequently incurred by any such Chase Entity in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the Company shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause
(i) of the proviso to the preceding sentence and (B) the Company shall bear such other expenses as it or they have authorized to be incurred by any such Chase Entity. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the Company shall be responsible for any legal or other expenses incurred by any such Chase Entity in connection with the defense of the action, suit, investigation, inquiry or proceeding.

       (c) If the indemnification provided for in Section 8(a) is unavailable or insufficient to hold harmless a Chase Entity under Section 8(a), then the Company, in lieu of indemnifying the Chase Entity, shall contribute to the amount paid or payable by the Chase Entity as a result of the losses, claims, damages or liabilities referred to in Section 8(a) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Chase Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 8(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(c)(i) above but also the relative fault of the Company on the one hand and of the Chase Entities on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and of the Chase Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Chase Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. Relative fault of the Company on the one hand and the Chase Entities on the other hand shall be determined by reference to, among other things, whether the statement, act or omission that resulted in losses, claims, damages or liabilities relates to statements, acts or omissions by the Company or by the Chase Entities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statements, acts or omissions.

       (d) The Company and the Chase Entities agree that it would not be just and equitable if contributions pursuant to this Section 8 were determined by pro rata allocation (even if the Chase Entities were treated as one entity for such purpose) or by any other method of allocation which does not take account the equitable considerations referred to in Section 8(c). The amount paid by the Chase Entities as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by the Chase Entities in connection with investigating, preparing to defend or defending against any action or claim which is the subject of Section 8(c). Notwithstanding the provisions of this Section 8, no Chase Entity shall be required to contribute any amount in excess of the underwriting discount applicable to the Directed Shares distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

  Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought. No contribution provided for hereunder shall be available to any party who shall fail to give such written notice if the party to whom such notice was not given was unaware of the legal proceeding to which the notice would have related and was prejudiced by the failure to give notice, but the omission so to notify such party or parties of any such service shall not relieve such party or parties from whom contribution may be sought from any liability which it or they may have to each party entitled to contribution or otherwise (except as specifically provided in this Section 8).

       (e) The indemnity and contribution provisions contained in this Section 8 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Chase Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

       9. Termination. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company and the Selling Securityholder if after the date of this Agreement trading in the Common Stock shall have been suspended, or if there shall have occurred (a) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (b) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (c) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, or The Nasdaq Stock Market, or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (e) declaration of a banking moratorium by either federal or New York State authorities or (f) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 9, there shall be no liability of the Company or the Selling Securityholder to the Underwriters and no liability of the Underwriters to the Company or the Selling Securityholder; provided, however, that in the event of any such termination the Company and the Selling Securityholder agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholder under this Agreement, including all costs and expenses referred to in paragraphs (i), (j) and (k) of Section 6.

       10. Conditions of Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company and by the Selling Securityholder of all their respective obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

       (a) The Registration Statement shall have become effective; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

       (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Davis Polk & Wardwell, counsel for the Underwriters.

       (c) You shall have received from McDermott, Will & Emery, counsel for the Company, Gordon & Glickson LLC, counsel for the Selling Securityholder, and from Crowell & Moring LLP, patent counsel for the Company, opinions, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A-1, Annex A-2 and Annex B hereto, respectively, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

       (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, properties, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company or any of its subsidiaries is a party or of which property of the Company or any of its subsidiaries is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required, (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable in your reasonable judgment to proceed.

       (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and the Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct.

       (f) You shall have received from Ernst & Young LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement (herein called the Original Letter), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

       (g) You shall have received from Ernst & Young LLP a letter stating that their review of the Company's system of internal accounting controls, to the extent they deemed necessary in establishing the scope of their
       examination of the Company's financial statements as at [       , 2000],
       did not disclose any weakness in internal controls that they considered to be material weaknesses.

       (h) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

       (i) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

       (j) On or prior to the Closing Date, you shall have received from all directors, officers, and beneficial holders of more than 1% of the outstanding Common Stock and all other securityholders of the Company agreements, in form reasonably satisfactory to Chase, stating that such party hereby irrevocably agrees that it will not, directly or indirectly, sell, offer, contract to sell, sell any option, right or warrant to purchase, transfer the economic risk or ownership in, make any short sale, pledge, lend or otherwise transfer or dispose of directly or indirectly, any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire Common Stock, without the prior written consent of Chase, acting alone, or of each of the Representatives of the Underwriters, acting jointly, for a period of 180 days following the effective date of the Registration Statement. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company upon the exercise of options granted under the stock option plans and stock purchase plan of the Company (the Option Plans) or upon the exercise of warrants outstanding as of the date hereof, all as described in the Preliminary Prospectus, and (C) options to purchase Common Stock granted under the Option Plans.

       All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Davis Polk & Wardwell, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

       In case any of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company and to the Selling Securityholder. Any such termination shall be without liability of the Company or the Selling Securityholder to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholder; provided, however, that (i) in the event of such termination, the Company and the Selling Securityholder agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholder under this Agreement, including all costs and expenses referred to in paragraphs
(i), (j) and (k) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company or the Selling Securityholder to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

       11. Conditions of the Obligation of the Company and the Selling Securityholder. The obligation of the Company and the Selling Securityholder to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

       In case either of the conditions specified in this Section 11 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company and the Selling Securityholder to the Underwriters and without liability of the Underwriters to the Company or the Selling Securityholder; provided, however, that in the event of any such termination the Company and the Selling Securityholder jointly and severally agree to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company and the Selling Securityholder under this Agreement, including all costs and expenses referred to in paragraphs (i), (j) and (k) of
Section 6 hereof.

       12. Reimbursement of Certain Expenses. In addition to their other obligations under Sections 7 and 8 of this Agreement (and subject, in the case of the Selling Securityholder, to the provisions of paragraph (f) of Section 7), the Company and the Selling Securityholder hereby jointly and severally agree to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Sections 7 and 8 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 12 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them to the Company or the Selling Securityholder, as the case may be, and (ii) such persons shall provide to the Company or the Selling Securityholder, as the case may be, upon request, reasonable assurances of their ability to effect any refund, when and if due.

       13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of the Company, the Selling Securityholder and the several Underwriters and, with respect to the provisions of Sections 7 and 8 hereof, the several parties (in addition to the Company, the Selling Securityholder and the several Underwriters) indemnified under the provisions of said Sections 7 and 8, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

       14. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street,
San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, One Tower Lane, 28/th/ Floor, Oakbrook Terrace, Illinois, Attention: Kevin G. Kerns, with a copy to McDermott, Will & Emery, 227 W. Monroe Street, Chicago, Illinois 60606, Attention: Grant A. Bagan, P.C. and John P. Tamisiea; and if to the Selling Securityholder, shall be mailed, telegraphed or delivered to the Selling Securityholder in care of
Catherine Rawson Brady at [                             ], with a copy to Gordon
& Glickson LLC, Suite 3600, 444 N. Michigan Avenue, Chicago, Illinois 60611,
Attention: Scott L. Glickson. All notices given by telegraph shall be promptly confirmed by letter.

       15. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Selling Securityholder or their respective directors or officers, and (c) delivery and payment for the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (m) and (n) of Section 6 hereof shall be of no further force or effect.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

       Please sign and return to the Company and to the Selling Securityholder in care of the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement among the Company, the Selling Securityholder and the several Underwriters in accordance with its terms.


                         Very truly yours,

                         APROPOS TECHNOLOGY, INC.


                         By
                           ------------------------
                              Name: Kevin G. Kerns
                              Title: President

                         SELLING SECURITYHOLDER:
                         Catherine Rawson Brady


                         By
                           ------------------------
                              Name:
                              Title:
                              as Attorney-in-Fact acting on behalf
                              of the Selling Securityholder named
                              in Schedule II hereto.

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CHASE SECURITIES INC.
SG COWEN SECURITIES CORPORATION
U.S. BANCORP PIPER JAFFRAY INC.
  By Chase Securities Inc.


By
  ---------------------------
     Name: Mark Zanoli
     Title: Managing Director

Acting on behalf of the several Underwriters, including themselves, named in Schedule I hereto.

                                   SCHEDULE I

                                  UNDERWRITERS


                                  Number of
                                   Shares
                                    to be
Underwriters                      Purchased
------------                      ---------
Chase Securities Inc.
SG Cowen Securities Corporation
U.S. Bancorp Piper Jaffray Inc.



Total

                                  SCHEDULE II

                            SELLERS OF OPTION STOCK


                                        Maximum
                                       Number of
                                         Shares
Name                                   to be Sold
----                                   ----------

Apropos Technology, Inc.
   One Tower Lane, 28/th/ Floor
   Oakbrook Terrace, IL 60181

Catherine Rawson Brady
   [Address                   ]








Total

                                   ANNEX A-1

        Matters to be Covered in the Opinion of McDermott, Will & Emery
                            Counsel for the Company

     (i) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its subsidiaries, taken as a whole), and has full corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; all the issued and outstanding capital stock of each of the subsidiaries of the Company has been duly authorized and validly issued and is fully paid and nonassessable, and is owned by the Company free and clear of all liens, encumbrances and security interests, and to the best of such counsel's knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in such subsidiaries are outstanding (it being understood that the opinion set forth in this subsection (i) regarding the Company's subsidiary may be delivered by the Company's English counsel, which must be satisfactory in the reasonable judgment of the Underwriters);

       (ii)   the authorized capital stock of the Company consists of [       ]
Preferred Shares, of which there are outstanding [                   ] shares,
and [                   ] Common Shares, $0.01 par value, of which there are
outstanding [               ] shares (including the Underwritten Stock plus the
number of shares of Option Stock issued on the date hereof) [and such additional
number of shares, if any, as may have been issued after [             ] and
prior to the Closing Date, pursuant to [           ]]; proper corporate
proceedings have been taken validly to authorize such authorized capital stock; all of the outstanding shares of such capital stock (including the Underwritten Stock and the shares of Option Stock issued, if any) have been duly and validly issued and are fully paid and nonassessable; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued and be fully paid and nonassessable; and no preemptive rights of, or rights of refusal in favor of, shareholders exist with respect to the Stock, or the issue and sale thereof, pursuant to the Articles of Incorporation or Bylaws of the Company and, to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the Stock being sold by the Selling Securityholder or the issue and sale of the Stock;

       (iii) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission;

       (iv) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder;

       (v) nothing has come to such counsel's attention that would cause such counsel to believe that the Registration Statement (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

       (vi) the information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) (except that any proceeding being handled by other counsel may be addressed in a separate opinion of such counsel) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and, to the best of such counsel's knowledge, the description of the Company's stock option plans and the options granted and which may be granted thereunder and the options granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder;

       (vi) such counsel do not know of any franchises, contracts, leases, documents or legal proceedings, pending or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required;

       (vi) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

       (ix) the issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of the Articles of Incorporation or Bylaws of the Company or any of its subsidiaries, or a breach of any agreement or instrument known to such counsel which are listed on an attached schedule and which have been identified to such counsel as all of the agreements and instruments which are material to the business or financial condition of the Company or any of its subsidiaries, to which the Company or any of its subsidiaries is a party, which breach would be material to the Company and its subsidiaries taken as a whole, or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality;

       (x) all holders of securities of the Company having rights under the agreements set forth on an attached schedule of the Company certifying that such schedule includes all such agreements, to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement;

       (xi) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters;

       (xii) the Stock issued and sold by the Company and the Stock sold by the Selling Securityholder has been duly authorized for listing by the Nasdaq National Market upon official notice of issuance.

                                   ANNEX A-2

         Matters to be Covered in the Opinion of Gordon & Glickson LLC
                     Counsel for the Selling Securityholder


       (i) the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Securityholder and the Custody Agreement between the
Selling Securityholder and [                           ], as Custodian, and the
Power of Attorney referred to in such Custody Agreement have been duly executed and delivered by the several Selling Securityholder;

       (ii) good and marketable title to the shares of Stock sold by the Selling Securityholder under the Underwriting Agreement, free and clear of all liens, encumbrances, equities, security interests and claims, has been transferred to the Underwriters who have severally purchased such shares of Stock under the Underwriting Agreement, assuming for the purpose of this opinion that the Underwriters purchased the same in good faith without notice of any adverse claims;

                                    ANNEX B

          Matters to be Covered in the Opinion of Crowell & Moring LLP
                         Patent Counsel for the Company

     Such counsel represents and has represented the Company in connection with patent preparation and procurement matters and other patent-related counseling matters. In connection with such representations, we have become familiar with certain technology used by the Company in its business and the manner of its use and have read the portions of the Registration Statement and the Prospectus referring to patents, trade secrets, trademarks, service marks or other proprietary information or materials and:

     (i) The statements in the Registration Statement and the Prospectus under the captions "Risk Factors -- Infringement of our proprietary rights could affect our competitive position, harm our reputation or cost us money", "Risk Factors -- Infringement claims could adversely affect us", "Business -- Intellectual Property and Other Proprietary Rights" and "Business -- Legal Proceedings", to the best of such counsel's knowledge and belief, are accurate and complete statements or summaries of the matters therein set forth and nothing has come to such counsel's attention that causes such counsel to believe that the above-described portions of the Registration Statement and the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (ii) to the best of such counsel's knowledge and except as set forth in the Prospectus under the caption "Risk Factors -- Infringement claims could adversely affect us", there are no legal or governmental proceedings pending relating to patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company, and to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

     (iii) such counsel do not know of any contracts or other documents, relating to governmental regulation affecting the Company or the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required;

     (iv) except as set forth in the Prospectus, to the best of such counsel's knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials, of others, and to the best of such counsel's knowledge there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks or other proprietary information or materials which in the judgment of such counsel could affect materially the use thereof by the

Company; and

     (v) to the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, trademarks, service marks or other proprietary information or materials necessary to conduct the business now being or proposed to be conducted by the Company as described in the Prospectus.

     In addition, Crowell & Moring LLP shall deliver to counsel for the Underwriters legal opinions in the form previously agreed covering various matters relating to the Company's proprietary technology.